EXHIBIT 3.01

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
AFH HOLDING I, INC.

_______________________________

Under Section 242 of the General
Corporation Law of the State of Delaware

AFH Holding I, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1.           The Certificate of Incorporation of the Corporation shall be amended to change the name of the Corporation.  To effect such amendment, Paragraph FIRST of the Certificate of Incorporation is hereby amended to read in its entirety as follows:“FIRST:  The name of the Corporation is Yi Xin International Copper, Inc.”

2.           The Board of Directors of the Corporation duly adopted a resolution setting forth the amendment set forth above, and declaring its advisability.  Such amendment has been duly adopted by the stockholders in accordance with Sections 228 and 242(b) of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned hereby certifies that the facts herein are true as of August 14, 2008.

AFH HOLDING I, INC.

By:  /s/ Amir F. Heshmatopour
       Name: Amir F. Heshmatpour
       Title:   President